Exhibit 99.1

VSee Health Secures Major Contract with Leading Florida Health System to Deliver Home Health and TeleNursing

Driving Healthcare Innovation and Growth Across Hospitals and Communities

SAN JOSE, Calif. -- January 10, 2025 --VSee Health, Inc. (Nasdaq: VSEE), a leader in comprehensive digital health services and customized telehealth workflow streams, has been awarded a significant contract with a prominent, innovative health system in Florida valued at approximately $160,000. The contract value would grow significantly if deployment broadens. This partnership underscores VSee Health's commitment to revolutionizing healthcare delivery through customized telehealth solutions that seamlessly integrate with existing hospital infrastructure.

The contract focuses on creating an innovative telehealth platform with VSee Health’s modular, "lego-like" digital health building blocks. The platform will integrate directly with the health system’s Electronic Health Record (EHR) system to streamline care across retail clinics, school-based and community health initiatives, and hospital-at-home programs. The result will be a unified and efficient experience for both patients and healthcare providers.

Expanding Patient-Centered Care

“We are excited to partner with another forward-thinking health system as we continue expanding our footprint in hospitals and community healthcare settings,” said Milton Chen, Co-CEO of VSee Health. “Our platform is built to empower health systems with the flexibility and customization needed to meet the demands of modern healthcare. By aligning technology with patient needs, we’re enabling more timely, effective care delivery in every setting.”

Poised for Growth

This partnership demonstrates VSee Health’s growing influence in the digital health sector and its ability to serve complex health systems. The collaboration positions the company to capitalize on the rising demand for innovative telehealth solutions in hospitals and health systems, driving both patient care innovation and long-term value for stakeholders.

About VSee Health

VSee Health’s AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable building blocks meet stringent government security standards, and are ready to scale. VSee Health has traveled for field deployments to over 50 countries such as Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar. VSee Health offerings also include turnkey solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. Visit vseehealth.com.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health’s ability to improve healthcare access and provider efficiencies, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of VSee Health’s periodic and current filings with the SEC, which are also made available on VSee Health’s website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Media Contact:

VSee Health

Anne Chang

626-513-1824

media@vsee.com

Investor Contact:

Dave Gentry

RedChip Companies

1-407-644-4256